SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):      February 12, 2003
                                                 -------------------------



                              HASBRO, INC.
                          --------------------
         (Exact name of registrant as specified in its charter)



 RHODE ISLAND                    1-6682                    05-0155090
--------------                ------------             -------------------
  (State of                   (Commission                 (IRS Employer
Incorporation)                File Number)             Identification No.)



1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                  (Zip Code)



                             (401) 431-8697
                     -------------------------------
           (Registrant's telephone number, including area code)




Item 5.    Other Events and Regulation FD Disclosure.

During 2001, the Company received two inquiries from the Office of Fair Trading in the United Kingdom (the "OFT") into allegedly anti-competitive pricing practices by the Company's United Kingdom subsidiary ("Hasbro U.K."). The first of these inquiries (the "wholesaler case"), begun in May of 2001, related to Hasbro U.K.'s interactions with certain of its wholesale distributors. The second inquiry (the "retailer case"), begun in August of 2001, related to Hasbro U.K.'s trading arrangements with certain of its direct retail accounts.

On November 29, 2002, the OFT issued a decision in the wholesaler case, finding that Hasbro U.K. had entered into agreements with certain distributors to fix prices in violation of U.K. competition laws. The OFT assessed a fine in that case of approximately GBP4.95 million. The Company filed an appeal of this decision on January 29, 2003 with the U.K. Competition Commission Appeals Tribunal (the "CCAT"), arguing, among other things, that the amount of the fine was disproportionate to the offense.
On appeal, the CCAT will have the power to reconsider any factual findings made by the OFT, and to vary the amount of the fine imposed by the OFT.
No payment of a fine will be required until the Company's appeal is concluded.

Although the OFT has yet to issue its final decision in the retailer case, it has advised the Company that while there may be a fine assessed in the retailer case, because of its cooperation in the OFT's investigation, the OFT will not require the Company to pay any of that fine.

Before receiving the OFT's decisions in the wholesaler and retailer cases, the Company had disclosed an estimated range of aggregate loss for the two cases of approximately GBP160,000 to GBP26,000,000, and had concluded that there was no amount within that range that was a better estimate of the loss than any other amount within the range. As such, in accordance with the applicable accounting requirements, in 2001 the Company accrued a charge to earnings of GBP160,000, equaling the low end of this range. In light of the OFT's decision in the wholesaler case, the Company currently believes that the amount of GBP4.95 million is the best estimate of the expected loss from that case. To reflect this determination, the Company will take an additional charge to earnings in the fourth quarter of 2002 of approximately GBP4.8 million, or approximately U.S.$7,566,000 at exchange rates as of December 29, 2002. The amount of this charge may have to be adjusted up or down in the future depending on the result of the Company's appeal before the CCAT. In light of the OFT's decision in the retailer case, no charge will be taken in connection with that case.

Certain statements contained in this Form 8-K and the attached press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "anticipate", "believe", "could", "expect", "intend", "look forward", "may", "planned", "potential", "should", "will" and "would". Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the Company's ability to manufacture, source and ship new and continuing products on a timely basis and the acceptance of those products by customers and consumers at prices that will be sufficient to profitably recover development, manufacturing, marketing, royalty and other costs of products; economic conditions, including the retail market, higher fuel prices, currency fluctuations and government regulation and other actions in the various markets in which the Company operates throughout the world; the inventory policies of retailers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product; the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; market conditions, third party actions or approvals and the impact of competition that could delay or increase the cost of implementation of the Company's consolidation programs or alter the Company's actions and reduce actual results; the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this Form 8-K or the attached release or to update them to reflect events or circumstances occurring after the date of this filing.

The February 12, 2003 Press Release of the Registrant attached hereto as
EXHIBIT 99 is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

           (c) Exhibits

           99  Press Release, dated February 12, 2003, of Hasbro, Inc.


                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.
                                             ------------
                                             (Registrant)


Date: February 12, 2003                   By:  /s/ David D. R. Hargreaves
                                              --------------------------
                                              David D. R. Hargreaves

                                              Senior Vice President and
                                              Chief Financial Officer
                                              (Duly Authorized Officer and
                                              Principal Financial Officer)




                                  HASBRO, INC.
                           Current Report on Form 8-K
                             Dated February 12, 2003


                                 Exhibit Index

Exhibit
  No.                              Exhibits
-------                            --------

99           Press Release, dated February 12, 2003, of Hasbro, Inc.